================================================================================

                       J.G. WENTWORTH RECEIVABLES III LLC,
                                 as the Issuer,

                         J.G. WENTWORTH & COMPANY, INC.,
                             as the Master Servicer,

                                       and

                         PNC BANK, NATIONAL ASSOCIATION,
                                 as the Trustee,

                   ===========================================

                            SERIES 1997-A SUPPLEMENT

                         Dated as of September 30, 1997

                                       to

                           MASTER TRUST INDENTURE AND
                               SECURITY AGREEMENT

                         Dated as of September 30, 1997

                   ===========================================

       $60,506,718 7.2% STRUCTURED SETTLEMENT-BACKED NOTES, SERIES 1997-A

================================================================================

                                TABLE OF CONTENTS

Section                                                                     Page
-------                                                                     ----

                                    ARTICLE I
                                   DEFINITIONS

SECTION 1.01.  Definitions.....................................................1

                                   ARTICLE II
                       CREATION OF THE SERIES 1997-A NOTES

SECTION 2.01   Designation....................................................13
SECTION 2.02   Limitations on the Initial Issuance and Sales or
               Transfers of Series 1997-A Notes...............................13

                                   ARTICLE III
                       GRANT OF SECURITY INTEREST; ISSUER
                         REPRESENTATIONS AND WARRANTIES

SECTION 3.01.  Grant of Security Interest in Series Pledged Assets............16
SECTION 3.02.  Acceptance by Trustee..........................................16
SECTION 3.03.  Representations and Warranties of the Issuer Relating
               to the Series Pledged Assets...................................16
SECTION 3.04.  Full Disclosure................................................19

                                   ARTICLE IV
                        COMPENSATION OF MASTER SERVICER,
                          BACK-UP SERVICER AND TRUSTEE

SECTION 4.01.  Compensation of the Master Servicer, the Back-up
               Servicer and the Trustee.......................................19
SECTION 4.02.  Successor Master Servicer......................................19

                                    ARTICLE V
                         CONDITIONS TO ISSUANCE OF NOTES

SECTION 5.01  Conditions to Issuance..........................................20

Section                                                                     Page
-------                                                                     ----

                                   ARTICLE VI
              RIGHTS AND OBLIGATIONS OF SERIES 1997-A NOTEHOLDERS;
                    ALLOCATION AND APPLICATION OF COLLECTIONS

SECTION 6.01.   Creation of the Series Accounts for Series 1997-A.............21

SECTION 6.02.   Determination of Payment Amounts; Deposits to and
                Withdrawals from the Series 1997-A Reserve Account
`               and the Series 1997-A Funding Account.........................23
SECTION 6.03.   Distributions.................................................24

                                   ARTICLE VII
                            STATEMENTS TO NOTEHOLDERS

SECTION 7.01.   Statements to Noteholders.....................................26

                                  ARTICLE VIII
                            SERIES EVENTS OF DEFAULT

SECTION 8.01.   Series Events of Default......................................26

                                   ARTICLE IX
                        ADDITIONAL AGREEMENTS AND RIGHTS
                        OF THE ISSUER AND MASTER SERVICER

SECTION 9.01.   Reporting Requirements........................................29
SECTION 9.02.   Indemnification by the Master Servicer........................30
SECTION 9.03.   Optional Purchase.............................................30
SECTION 9.04.   Net Worth of the Issuer.......................................30
SECTION 9.05.   Indemnities by the Issuer.....................................31

                                    ARTICLE X
                                  MISCELLANEOUS

SECTION 10.01.  Ratification of Agreement; Integration........................32
SECTION 10.02.  Counterparts..................................................33
SECTION 10.03.  GOVERNING LAW.................................................33
SECTION 10.04.  Amendments and Waivers........................................33
SECTION 10.05.  Limitations on Liability......................................34
SECTION 10.06.  Confidentiality...............................................35
SECTION 10.07.  Tax and Usury Treatment.......................................35

Section                                                                     Page
-------                                                                     ----

SECTION 10.08.  Section Headings..............................................35
SECTION 10.09.  Notices.......................................................35

SCHEDULES

Schedule I    -     List of Receivables


Schedule II   -     List of Closing Documents



EXHIBITS

Exhibit A       -        Form of Series 1991-A Notes

Exhibit B       -        [RESERVED]

Exhibit C       -        Form of Daily Report

Exhibit D       -        Form of Monthly Report

Exhibit E       -        Form of Investor Letter

Exhibit F-1     -        Form of Settlement Purchase Agreement

Exhibit F-2     -        Form of Notice of Direction of Payment

Exhibit F-3     -        Form of Irrevocable Special Power of Attorney

Exhibit F-4     -        Form of Absolute Assignment and Waiver of Claim

            SERIES 1997-A SUPPLEMENT, dated as of September 30, 1997, among J.G. Wentworth Receivables III LLC, a Delaware limited liability company (the "Issuer"), J.G. Wentworth & Company, Inc., a Pennsylvania corporation (the "Master Servicer"), and PNC Bank, National Association, a national banking association, as trustee (in such capacity, the "Trustee").

                                    RECITALS

            Section 6.09 of the Agreement provides, among other things, that the Issuer and the Trustee may at any time and from time to time enter into a Supplement to the Agreement for the purpose of authorizing the issuance by the Trustee of one or more Series of Notes. In the event that any term or provision contained herein shall conflict with or be inconsistent with any term or provision contained in the Agreement, the terms and provisions of this Supplement shall govern with respect to Series 1997-A Notes.

                                    ARTICLE I
                                   DEFINITIONS

            SECTION 1.01. Definitions. (a) Whenever used in this Supplement and when used in the Agreement with respect to the Series 1997-A Notes, the following words and phrases shall have the following meanings, and the definitions of such terms are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such terms. Unless otherwise defined in this Supplement, terms defined in the Agreement are used herein as therein defined.

            "Acceleration Date" shall mean the date occurring on or after the occurrence of any Event of Default described under Section 9.01(a) or 9.01(b) of the Agreement or any Series Event of Default hereunder, upon which the principal and interest of the Series 1997-A Notes shall have automatically become or have been declared to be immediately due and payable in accordance with Section 9.02(b) of the Agreement.

            "Accredited Investor" shall mean an accredited investor under (and as defined in) Rule 501(a) under the Act.

            "Additional Series 1997-A Receivables" shall mean all Receivables sold by the Seller to the Issuer under the Issuer Purchase Agreement after the Series Closing Date and before the first Series Determination Date and identified in any List of Receivables delivered to the Trustee as a Series Receivable in accordance with Section 6.01(e).

            "Agreement" shall mean, for purposes of this Supplement, the Master Trust Indenture and Security Agreement dated as of September 30, 1997 among the Issuer, the Initial Master Servicer and the Trustee (without regard to this Supplement or Supplements for other Series), as the same may be amended, supplemented or otherwise modified from time to time.

            "Amortization Date" shall mean with reference to Series 1997-A, the Series Closing Date in respect of Series 1997-A.

            "Available Issuer Funds" shall mean, at any time, all cash of the Issuer to the extent fully distributable by the Issuer at the Issuer's discretion.

            "Back-up Servicing Fee" shall mean, for any Payment Date with respect to Series 1997-A, the sum of (i) the product of (x) 1/12 (or, in the case of the initial Payment Date, a fraction, the numerator of which is the number of days from (and including) the Series Closing Date to (but excluding) such Payment Date and the denominator of which is 360), (y) the per annum fee for the Collection Period preceding such Determination Date determined in accordance with the fee schedules attached to the Back-up Servicing Agreement and relating to fees for performing its duties in such capacity with respect to this Series and each other Series issued under the Agreement and (z) the Aggregate Discounted Receivables Balance of all Series Receivables on first day of the Collection Period immediately preceding such Payment Date, (ii) the product of (x) the amount of any fee charged from time to time for the standby support obligations of the Back-up Servicer pursuant to the Back-up Servicer Agreement and (y) a fraction to be determined on the Series Closing Date and on each anniversary thereof, the numerator of which is the Aggregate Discounted Receivables Balance of the Series Receivables for Series 1997-A on such date and the denominator of which is the Aggregate Discounted Receivables Balance of the Series Receivables of all Series on such date, (iii) such other amounts as may be payable as fees for special services during the Collection Period preceding such Payment Date pursuant to the Back-up Servicing Agreement, and (iv) any accrued but unpaid Back-up Servicing Fees with respect to any Payment Dates preceding the Payment Date for which such determination is being made.

            "Business Day" shall mean any day that is a Business Day under the Agreement.

            "Collection Date" shall mean, with reference to Series 1997-A, the earlier of (a) the date following the Series Closing Date on which the principal amount of the Series 1997-A Notes, all interest thereon and all fees and other amounts payable in connection therewith have been paid in full and (b) the date of discharge and satisfaction of the Agreement in accordance with Section 12.01 of the Agreement.

            "Control Party" shall mean for purposes of Series 1997-A, the Majority Noteholders.

            "Daily Report" shall mean a report in the form of that attached hereto as Exhibit C to be delivered by the Master Servicer to the Trustee and the Collateral Trustee on each Business Day, and acknowledged by the Seller in writing, and relating to the immediately preceding Business Day.

            "Defaulted Receivable" shall have the meaning specified in the Agreement.

            "Discount Rate" shall mean a per annum rate equal to eight and forty-five hundredths percent (8.45%).

            "Eligible Receivable" shall mean a Series Receivable in respect of which, on the Series Cut-Off Date relating thereto:

            (a) (x) all Scheduled Payments required to be made thereon to the Company, the Seller and the Issuer from the time of their acquisition of such Receivable to the applicable Series Closing Date for the Series to be secured thereby have been paid (or no portion thereof is past due more than thirty (30) days) and (y) no such Scheduled Payments have been diverted from the Company, the Seller or the Issuer, unless, in the case of this clause (y), such Receivable shall have been and continues to be Rehabilitated, it being understood that only such portion of such Receivable that has been Rehabilitated shall be deemed to be an Eligible Receivable pursuant to this clause (a);

            (b) the underlying Settlement (x) does not arise from a settlement or a court judgment that is subject to court approval or appeal and (y) is the subject of a transaction in which the related Settlement Agreement remains in full force and effect notwithstanding any Assignee's or Settlement Counterparty's purchase or ownership of an Annuity Contract;

            (c) the underlying Settlement is denominated and payable only in U.S. Dollars;

            (d) if such Settlement is the subject of a Qualified Assignment or other assignment, the underlying Settlement Agreement releases all liable parties (other than the Assignee) under the applicable Settlement Agreement from all liability pertaining thereto;

            (e) (x) the underlying Settlement Agreement is not governed by the law of a state or other jurisdiction which expressly (A) prohibits the assignability of proceeds of Settlements or (B) requires approval of a court in order for payments on Settlements to be made other than to the beneficiary thereof (unless such court approval has been obtained as of such Series Cut-Off Date) and (y) as of the date of the Settlement Purchase Agreement in respect of such Settlement Agreement, the Claimant related thereto did not maintain his/her residence in Illinois;

            (f) in the event the Claimant thereon was married at any time on or after the date upon which the underlying Settlement Agreement was entered into, all documents evidencing and effecting the original purchase by the Company of the Claimant's right to receive the Scheduled Payments are signed by the Claimant's spouse or either (x) a court having jurisdiction has determined (as evidenced by appropriate orders or a divorce decree issued thereby) that no former spouse has any rights in, to or under any such Receivable or (y) the Company shall have received an opinion of counsel acceptable to it opining that the right to receive the Scheduled Payments thereunder is not property to which any such spouse has any rights;

            (g) the related Claimant's attorney issued an estoppel letter to the Company certifying that the Claimant understood the nature and financial implications of the transaction contemplated under the related Settlement Purchase Agreement;

            (h) the following are true: (x) such Receivable is not subject to any lien, encumbrance, deduction, withholding, dispute or set-off with respect thereto; provided that only such portion of such Receivable which is subject to such lien, claim, encumbrance, deduction, dispute or set-off shall be deemed ineligible pursuant to this clause (x), (y) such Receivable is a "general intangible" within the meaning of the UCC of the state in which the Claimant thereon has its residence, and is not evidenced by any instrument or chattel paper and (z) such Receivable is not a Defaulted Receivable, a Commutable Settlement or a Non-Guaranteed Settlement;

            (i) the Back-up Servicer has received all documents required to be delivered with respect thereto pursuant to the Back-Up Servicing Agreement, and has received a Settlement Purchase Agreement, a Notice of Direction of Payment, an Irrevocable Special Power of Attorney and an Absolute Assignment and Waiver of Claim, each of which such specified agreements shall be in substance similar in all material respects to the forms of such agreements set forth as Exhibit F-1, F-2, F-3 and F-4, respectively;

            (j) all notices and filings required to (x) create a first priority ownership interest therein in favor the Seller as against the Company and in favor of the Issuer as against the Seller and (y) perfect a first priority security interest therein in favor of the Trustee, on behalf of the Noteholders, as against the Issuer, and in each case, enforceable as against the Claimant, the Claimant's creditors and/or a bankruptcy trustee or debtor-in-possession of or for the Claimant have been given or made;

            (k) the Claimant thereon has represented in writing or in a freely taped telephone conversation that such Claimant sold such Receivable of his own free will, that such Claimant received proper advisory services in support of the sale of such Receivable;

            (l) the Claimant thereon has represented in writing or in a freely taped telephone conversation that (a) either (x) such Claimant's Settlement is not his/her primary source of income, or (y) such Claimant is physically capable of gaining employment and (b) such Claimant has consulted independent counsel in connection with the sale of such Receivable and the consequences associated therewith;

            (m) prior to the date of the purchase of such Receivable by the Company, at least six (6) months had elapsed from the date the Claimant thereon originally entered into the related Settlement Agreement or at least one Scheduled Payment thereunder had been made to such Claimant thereunder;

            (n) the Issuer shall have obtained a first priority, indefeasible ownership interest therein;

            (o) the payment of such Receivable is supported by an Annuity Contract in the full amount thereof, or is the direct obligation of an Obligor rated "A-" or better by Duff & Phelps and the equivalent by Moody's (or, if not rated by either, by A.M. Best (or any successor thereto)), and the Collections thereon have been directed to be made directly from the Annuity Provider (or, if applicable, the Obligor) relating thereto to a Lock-Box Account or a related lock-box;

            (p) the Claimant thereon did not at the time of its sale of such Receivable to the Company pursuant to the applicable Settlement Purchase Agreement reside in a Prohibited State;

            (q) the Claimant has executed and delivered to the Company a Power of Attorney in favor of the Company (with a full power of substitution by the Company), and such Power of Attorney has been delivered to the Back-Up Servicer;

            (r) neither the related Settlement Agreement nor any other agreement relating thereto releases the Assignee (or, if there is no Assignee, the Obligor thereunder) from liability thereunder as a result of the existence of the Annuity Contract issued to fund the Settlement relating thereto;

            (s) the Claimant thereon did not at the time of its sale of such Receivable to the Company pursuant to the applicable Settlement Purchase Agreement own the Annuity Contract related thereto;

            (t) all representations and warranties relating to such Series Receivables set forth in Section 3.03 hereof are true and correct;

            (u) if the Annuity Contract relating to such Receivable is governed by Texas law, then such Annuity Contract does not prohibit the assignability of payments made by the Annuity Provider thereunder and none of the Claimants, at the time of its sale of such Receivable to the Company pursuant to the applicable Settlement Purchase Agreement, resided in Texas;

            (v) the underlying Settlement does not arise under, nor is subject to, any workmens' compensation statute; and

            (w) the Annuity Contract related thereto has not been issued by Principal Mutual Life Insurance Company or Lincoln National Corporation or any affiliate of either of the foregoing.

      In addition to the foregoing, Series Receivables with respect to which the underlying Settlement Agreements are not the subject of a Qualified Assignment shall only be Eligible Receivables to the extent that, as of the Series Cut-Off Date (or as of the date of substitution, as the case may be), the Aggregate Discounted Receivables Balance thereof does not exceed 30% of the Original Aggregate Discounted Receivables Balance of the Series Receivables.

            "Fiscal Year" shall mean the taxable year of the Issuer which, except in the case of a short taxable year, shall be the calendar year (or such other year as is required by Section 706(b) of the Internal Revenue Code).

            "Indemnified Loss" shall have the meaning specified in Section 9.02.

            "Indemnified Party" shall have the meaning specified in Section
9.02.

            "Initial Series 1997-A Receivables" shall mean all Series Receivables which are not Additional Series 1997-A Receivables.

            "Institutional Accredited Investor" shall mean an Accredited Investor under (and as defined in) Rule 501(a)(1) and (3) under the Act.

            "Interest Distribution Amount" shall mean, with respect to any Payment Date for any Class, an amount equal to the sum of (a) the product of (i) 1/12 (or, in the case of the initial Payment Date, a fraction, the numerator of which is the number of days from (and including) the Series Closing Date to (but excluding) such Payment Date and the denominator of which is 360), (ii) the Note Rate applicable to such Class and (iii) the Aggregate Principal Balance of such Class on the immediately preceding Payment Date (or, in the case of the initial Payment Date, on the Series Closing Date) after giving effect to any distributions made on such preceding Payment Date to the Noteholders of such Class in reduction of the Aggregate Principal Balance thereof, plus (b) any unpaid amounts in respect of the Interest Distribution Amount for such Class with respect to any Payment Date preceding the Payment Date for which such determination is being made, together (unless prohibited by applicable law) with interest thereon at the Note Rate.

            "Investment Proceeds" shall have the meaning specified in Section 6.01(c).

            "Investment Proceeds Account" shall mean the segregated bank account established and designated as such pursuant to Section 6.01(a). The Investment Proceeds Account shall initially be account number 47-47-002-301251 established and maintained with PNC Bank, Delaware, 222 Delaware Avenue, 17th Floor, Wilmington, DE 19801.

            "Investor Letter" shall mean a certificate in the form of Exhibit E attached hereto to be delivered by each purchaser or transferee of a Series 1997-A Note (other than a Noteholder that is a party as a purchaser to the Note Purchase Agreement).

            "Issuer Interest" shall mean the excess of the Original Aggregate Discounted Receivables Balance of the Series Receivables over the Original Series 1997-A Note Principal Balance (less any funds on deposit in the Series 1997-A Reserve Account prior to the Subsequent Funding Date and less any prepayments of the Series 1997-A Notes from funds on deposit in the Series 1997-A Funding Account).

            "Issuer Invested Amount" shall mean, on any date of determination,
(i) the original aggregate stated amount of the Issuer Interest minus (ii) all returns or distributions of capital made to the Issuer minus (iii) the aggregate of the Discounted Receivables Balances of each Series 1997-A Receivable which has become a Defaulted Receivable as of the date when such Receivable became a Defaulted Receivable plus (iv) any Collections subsequently received on any such Defaulted Receivables plus (v) without duplication, the aggregate of the Discounted Receivables Balances of each Series Receivable which was previously a Defaulted Receivable but has become a Rehabilitated Receivable as of the date when such Receivable became a Rehabilitated Receivable.

            "Issuer Return Amount" shall mean, with respect to any Payment Date for the Issuer Interest, an amount equal to the product of (i) 1/12 (or, in the case of the initial Payment Date, a fraction, the numerator of which is the number of days from (and including) the Series Closing Date to (but excluding) such Payment Date and the denominator of which is 360), (ii) five percent (5.0%) per annum and (iii) the Issuer Invested Amount on the immediately preceding Payment Date (or, in the case of the initial Payment Date, on the Series Closing
Date) after giving effect to any distributions made on such preceding Payment Date to the Issuer in reduction of the aggregate stated amount of the Issuer Interest as of such preceding Payment Date.

            "Majority Control Parties" shall have the meaning assigned to such term in the Agreement; provided, that such term shall for all purposes under the Agreement be deemed to require the inclusion therein of the Control Party for this Series.

            "Majority Noteholders" shall mean, at any time with reference to the Series 1997-A Notes, the holders of Series 1997-A Notes evidencing more than 50% of the Aggregate Principal Balance of the Series 1997-A Notes (in each case, as calculated without giving effect to any Series 1997-A Notes owned of record by any Affiliated Entities).

            "Master Servicing Fee" shall mean, with respect to any Payment Date in respect of Series 1997-A, the sum of (a) the product of (x) 1/12 (or, in the case of the initial Payment Date, a fraction, the numerator of which is the number of days from (and including) the Series Closing Date to (but excluding) such Payment Date and the denominator of which is 360), (y) the average daily Aggregate Discounted Receivables Balance of the Series Receivables for the Collection Period ending immediately prior to such Payment Date and (z) the Master Servicing Fee Rate, plus (b) any unpaid Master Servicing Fees in respect of Series 1997-A for any Payment Date preceding the Payment Date for which such determination is being made; provided, however, that no Master Servicing Fee with respect to Series 1997-A shall be payable with respect to any portion of any

Collection Period for which the Back-up Servicer is acting as the Successor Servicer with respect to Series 1997-A.

            "Master Servicing Fee Rate" shall mean (a) 1.00% per annum or (b) in respect of any Collection Period (or portion thereof) during which any Successor Servicer (other than the Back-Up Servicer) is acting as Master Servicer and such Successor Servicer shall have notified the Trustee that the Master Servicing Fee Rate is insufficient, then such other rate (x) as shall be specified by such Successor Servicer but not to exceed 120% of the actual reasonable out-of-pocket costs and expenses (including any conversion costs) reasonably incurred by such Successor Master Servicer in performing its duties hereunder and under the Agreement with respect to the Series Pledged Assets and (y) in respect of which each Rating Agency then rating the Series 1997-A Notes shall have confirmed that as a result of such fee increase, the ratings of such Notes would not be reduced or withdrawn.

            "Monthly Report" shall mean a report in the form of that attached hereto as Exhibit D to be delivered by the Master Servicer to the Trustee on or prior to 3:00 p.m. (New York City time) on each Series Determination Date relating to the immediately preceding Collection Period.

            "Noteholder Collections" shall mean, with reference to Series 1997-A, Collections in respect of the Series Receivables or any Related Property related thereto.

            "Note Purchase Agreement" shall mean the Note Purchase Agreement dated as of September 30, 1997, among the Issuer and those Persons parties thereto as "Purchasers" thereunder.

            "Note Rate" shall mean with respect to the Series 1997-A Notes, a per annum rate equal to 7.2%, payable monthly as set forth herein.

            "Operative Documents" shall have the meaning specified in the Agreement.

            "Original Aggregate Discounted Receivables Balance of the Series Receivables" shall mean the Aggregate Discounted Receivables Balance of the Series Receivables (including any Additional Series 1997-A Receivables) calculated as of the Series Cut-Off Date discounted at the Discount Rate.

            "Original Series 1997-A Note Principal Balance" shall mean $60,506,718.

            "Overcollateralization Default" shall mean, at any time, that the Aggregate Discounted Receivables Balance of all Series Receivables (other than any such Receivables which became Defaulted Receivables and have not been Rehabilitated or been replaced by new Series Receivables in accordance with

Section 2.06(f) of the Agreement) at such time shall equal or be less than the Aggregate Principal Balance of the Series 1997-A Notes at such time.

            "Overcollateralization Shortfall" shall mean, at any time, that the sum of (x) the Aggregate Principal Balance of the Series 1997-A Notes plus (y) the balance of the funds on deposit in the Series 1997-A Reserve Account, is greater than 85.5% of the Aggregate Discounted Receivables Balance of all Series Receivables which are Eligible Receivables.

            "Payment Date" shall mean the 15th day of each calendar month (commencing on November 15, 1997) or, if such day is not a Business Day, the immediately succeeding Business Day.

            "Placement Agent" shall mean ING Baring (U.S.) Securities, Inc.

            "Prohibited State" shall mean any of Connecticut, Louisiana, Tennessee and Vermont.

            "Projected Note Repayment Date" means the earlier of (i) January 15, 2008 and (ii) the Acceleration Date.

            "Qualified Institutional Buyer" shall have the meaning specified in Rule 144A under the Act.

            "Qualified Purchaser" shall have the meaning specified in Section 2(a)(51) of the Investment Company Act.

            "Record Date" shall mean, with respect to any Payment Date, the 10th day of the calendar month (or, if such day is not a Business Day, the immediately succeeding Business Day) in which such Payment Date occurs.

            "Related Property" shall have the meaning with reference to Series 1997-A as is specified in the Agreement and shall also include all rights to, and monies from time to time on deposit in, the Series 1997-A Reserve Account, and all Eligible Investments acquired with such amounts and all Investment Proceeds thereof and to which the Series 1997-A Noteholders are entitled, in each case, in accordance with Section 6.02(c).

            "Sale," "Sell" and "Sold" shall have the meanings specified in
Section 2.02(b).

            "Series Accounts" shall have the meaning with respect to Series 1997-A specified in Section 6.01.

            "Series Closing Date" shall mean, with reference to Series 1997-A, September 30, 1997.

            "Series Collection Account" shall mean the segregated bank account established and designated as such pursuant to Section 6.01(a). The Series Collection Account shall initially be account number 47-47-003-3012529 established and maintained by PNC Bank, National Association with PNC Bank, Delaware, 222 Delaware Avenue, 17th Floor, Wilmington, DE 19801.

            "Series Cut-Off Date" shall mean September 30, 1997.

            "Series Determination Date" shall mean, with reference to Series 1997-A, the 10th day of each calendar month or, if such day is not a Business Day, the immediately preceding Business Day.

            "Series Event of Default" shall have the meaning specified in
Section 8.01.

            "Series Payment Account" shall mean the segregated bank account established and designated as such pursuant to Section 6.01(a). The Series Payment Account shall initially be account number 47-47-002-3012503 established and maintained by PNC Bank, National Association at PNC Bank, Delaware, 222 Delaware Avenue, 17th Floor, Wilmington, DE 19801.

            "Series Pledged Assets" shall mean, with respect to Series 1997-A, all of the Series Receivables, all Related Property relating thereto, all Collections thereof and all products and proceeds thereof, accessions thereto and substitutions therefor. Without limiting the foregoing in any way, the Series Pledged Assets for Series 1997-A shall include all of the Issuer's rights, title, interests, remedies, powers and privileges in and under the following:

            (a) the Series Receivables;

            (b) all monies and other items on deposit on the Series 1997-A Reserve Account and the Series 1997-A Funding Account;

            (c) all Collections received under the Series Receivables or any Related Property relating thereto on or after the Series Cut-Off Date, other than such amounts payable to the Claimants as Split Payments in accordance with the related Settlement Purchase Agreements and the Credit Policy Manual;

            (d) the Lock-Box Accounts and the related lock-boxes to which (and to the extent of) any Collections on the Series Receivables are remitted; the Series Payment Account and the Series Collection Account; the Master Collection Account to the extent of any Collections of Series Receivables deposited therein; all monies and other items from time to time on deposit therein, all Eligible Investments purchased with any such amounts and all investment income earned thereon;

            (e) all security interests or liens and property subject thereto from time to time purporting to secure payment of the Series Receivables;


            (f) all other agreements or arrangements of whatever character (including guaranties, letters of credit, annuity contracts (including, Annuity Contracts) or other credit support) from time to time supporting or securing payment of the Series Receivables whether pursuant to a Settlement Agreement, a Qualified Assignment, a Qualified Annuity Contract, a Settlement Purchase Agreement or any other agreement related to such Receivable or otherwise;

            (g) the rights of the Trustee for the benefit of the Noteholders under the Agreement and the Back-up Servicing Agreement to the extent relating to the Series Pledged Assets;

            (h) as against the Seller under the Issuer Purchase Agreement, including an assignment of the rights of the Seller as against the Company under the Seller Purchase Agreement to the extent relating to the Series Pledged Assets;

            (i) all UCC financing statements filed by the Company against the Claimants under the Series Receivables (and the provision of Section 3.01 hereof shall be deemed to constitute an assignment thereof by the Issuer to the Trustee for purposes of the UCC of all applicable jurisdictions) and by the Seller against the Company and by the Issuer against the Seller; and

            (j) the rights and remedies of the Company under and pursuant to each of the Settlement Purchase Agreements relating to the Series Receivables and all rights of the Company in, to and under the Powers of Attorney delivered by the Claimants of the Series Receivables.

            "Series Receivables" shall mean, with reference to Series 1997-A, those Receivables identified on the List of Receivables attached hereto as
Schedule I, together with any other Receivables identified in any subsequent List of Receivables delivered to the Trustee with respect to any new Receivable being added (i) as an Additional Series 1997-A Receivable or (ii) as a Series Receivable in accordance with Section 2.06(f) of the Agreement.

            "Series 1997-A" shall mean the Series of Notes, the terms of which are specified in this Supplement.

            "Series 1997-A Funding Account" shall mean the segregated bank account established and designated as such pursuant to Section 6.01(a). The Series 1997-A Funding Account shall initially be account number 47-47-002-3012537 established and maintained with PNC Bank, National Association at PNC Bank, Delaware, 222 Delaware Avenue, 17th Floor, Wilmington, DE 19801.

            "Series 1997-A Interest Distribution Amount" shall mean, with respect to any Payment Date, the Interest Distribution Amount for Series 1997-A Note on such date.

            "Series 1997-A Noteholder" shall mean the Person in whose name a

Series 1997-A Note is registered in the Note Register.

            "Series 1997-A Note" shall mean any of the 7.2% Structured Settlement-Backed Notes, Series 1997-A, and "Series 1997-A Notes" shall mean all such Notes, each of which Notes shall be in substantially the form of that attached hereto as Exhibit A.

            "Series 1997-A Reserve Account" shall mean the segregated bank account established and designated as such pursuant to Section 6.01(a). The Series 1997-A Reserve

Account shall initially be account number 47-47-002-3012498 established and maintained by PNC Bank, National Association at PNC Bank, Delaware, 222 Delaware Avenue, 17th Floor, Wilmington, DE 19801.

            "Servicer Default" shall mean, with reference to Series 1997-A, the occurrence of any of the following:

            (a) (x) any failure by the Master Servicer to remit any funds received by it in accordance with Section 3.04(b) of the Agreement, or (y) any failure (other than as described in clause (x) above) by the Master Servicer to make any allocation of any material payment or to make any payment, transfer or deposit or, if applicable, to give instructions or notice to the Trustee or the Collateral Trustee to make such payment, transfer or deposit, in either case, required to be made under the Agreement or any of the other Operative Documents on or before the date occurring five (5) Business Days after the date such payment, transfer or deposit or such instruction or notice is required to be made or given, as the case may be (in each case, whether relating to Series 1997-A or any other Series);

            (b) the Master Servicer shall assign its duties under the Agreement or hereunder other than as permitted by Section 8.02 of the Agreement; or

            (c) any failure by the Master Servicer duly to observe or perform in any material respect any other covenant or agreement by it under the Agreement or hereunder, which failure (other than a failure to comply with Section 8.02 of the Agreement) (x) continues unremedied for thirty (30) days after the earlier of (i) the date upon which a Responsible Officer of such breaching party obtained actual knowledge of such failure and (ii) the date upon which written notice of such failure shall have been given to it by the Trustee, the Collateral Trustee, or to the Master Servicer and the Trustee by the Back-up Servicer, any Series 1997-A Noteholder, the Collateral Trustee or the Control Party, and (y) has, or could reasonably be expected to have, a material adverse effect on the Series 1997-A Noteholders (other than the Affiliated Entities) or any of the Series Receivables;

            (d) any representation, warranty or certification made or deemed to have been made by the Master Servicer under or in connection with this

      Supplement, the Agreement or any of the other Operative Documents shall prove to have been incorrect in any material respect when made or deemed to have been made or remade, which incorrectness (x) continues unremedied for thirty (30) days after the earlier of (i) the date upon which a Responsible Officer of such breaching party obtained actual knowledge of such failure and (ii) the date upon which written notice of such incorrectness shall have been given to it by the Trustee, or to the Master Servicer and the Trustee by the Back-up Servicer, any Series 1997-A Noteholder or the Control Party, and (y) has, or could reasonably be expected to have, a material adverse effect on the Series 1997-A Noteholders (other than the Affiliated Entities) or any of the Series Receivables; or

            (e) the Master Servicer shall become the subject of an Insolvency Event; or

            (f) an Overcollateralization Default.

            "Specified Series 1997-A Reserve Balance" shall mean, with respect to the Series 1997-A Reserve Account, a balance on deposit therein equal on each Payment Date (after giving effect to all withdrawals to be made therefrom in respect of such Payment Date) to the lesser of (i) 1% of the Original Aggregate Discounted Receivables Balance of the Series Receivables and (ii) the Aggregate Principal Balance of the Series 1997-A Notes on such date (after giving effect to all distributions to be made on such date in reduction of the Aggregate Principal Balance of such Notes).

            "Subsequent Funding Date" shall mean any date after the Series Closing Date and before the first Series Determination Date on which funds are released from the Series 1997-A Funding Account in accordance with Section 6.01(e) .

            "Supplement" shall mean this Series 1997-A Supplement.

            "Trustee Fee" shall mean, with respect to any Payment Date in respect of Series 1997-A, the sum of (a) the product of (x) 1/12 (or, in the case of the initial Payment Date, a fraction, the numerator of which is the number of days from (and including) the Series Closing Date to (but excluding) such Payment Date and the denominator of which is 360), (y) the average daily outstanding Aggregate Principal Balance of the Series 1997-A Notes for the Collection Period ending immediately prior to such Payment Date, (z) .018% per annum, plus (b) any unpaid Trustee Fees in respect of Series 1997-A for any Payment Date preceding the Payment Date for which such determination is being made.

            (b) All capitalized terms used herein and not otherwise defined herein have the meanings ascribed to them in the Agreement.

            (c) The words "hereof", "herein" and "hereunder" and words of similar import when used in this Supplement shall refer to this Supplement as a whole and not to any particular provision of this Supplement; references herein to any Article, Section or Exhibit are references to Articles, Sections and Exhibits in or to this Supplement unless otherwise specified; and the term "including" means "including without limitation."

                                   ARTICLE II
                       CREATION OF THE SERIES 1997-A NOTES

            SECTION 2.01 Designation. There is hereby created a series of Notes to be issued pursuant to the Agreement and this Supplement to be known as "Series 1997-A Notes," which shall consist of a senior Class to be known as the "7.2% Structured Settlement-Backed Notes, Series 1997-A." The Series 1997-A Notes shall be issued in a minimum denomination of $100,000 and in integral multiples of $100,000 in excess thereof. Subject to the conditions set forth in
Article V, the Issuer shall execute, and the Trustee shall authenticate and deliver, the Series 1997-A Notes, in accordance with the Issuer's direction to be set forth in an Order delivered to the Trustee on or before the Series Closing Date, in an aggregate principal amount equal to the Original Series 1997-A Note Principal Balance. Each of the Series 1997-A Notes shall be executed, authenticated and delivered in the manner and at the times for authentication and delivery of Notes as are specified in Article VI of the Agreement and the aforementioned Order.

            SECTION 2.02 Limitations on the Initial Issuance and Sales or Transfers of Series 1997-A Notes. (a) Without limiting the provisions of the Agreement in any way, each Noteholder by its purchase of a Series 1997-A Note will be deemed to acknowledge that the Series 1997-A Notes have not been and will not be registered under the Act or under any states' securities laws. As such, the initial issuance of the Series 1997-A Notes on the Series Closing Date may only be made by the Issuer to investors that are Institutional Accredited Investors, and which have delivered to the Issuer on or before the Series Closing Date an Investor Letter (or, to the extent such purchaser is a party to the Note Purchase Agreement, the Note Purchase Agreement executed by such purchaser).

            (b) Without limiting the provision of Section 6.10 of the Agreement in any way, none of the Series 1997-A Notes may be sold, transferred or otherwise disposed of (any such sale, transfer or other disposition, as defined for purposes of this Section, being called a "Sale", with "Sell" and "Sold" having a correlative meaning), unless (i) such Sale is made to a Person who is a Qualified Purchaser and (ii) such Sale is made:

                        (x) in the United States of America to Institutional
                  Accredited Investors (or, in the case of any such Sale to an Affiliated Entity, the Company or any Affiliate thereof, an Accredited Investor) in a transaction exempt from the registration requirements of the Act and to whom such sale or transfer is being made pursuant to an available exemption from the registration requirements of applicable state securities laws, in any case, upon delivery to the Trustee and the Issuer

                  (or any designated agent of either of the foregoing) of an Investor Letter and, if requested by the Trustee and/or the Issuer, an opinion (which may be an opinion of in-house counsel) confirming the availability of such exemptions to any such Sale rendered form and substance satisfactory to the Trustee and/or the Issuer, as the case may be;

                        (y) in the United States of America to a transferee that
                  such Holder reasonably believes is a Qualified Institutional Buyer purchasing such Series 1997-A Notes for its own account or for the account of another Person that is a Qualified Institutional Buyer in a transaction exempt from the registration requirements of the Act pursuant to Rule 144A thereunder, and which transferee is aware that the proposed Sale is being made in reliance on Rule 144A under the Act and to whom such Sale is being made pursuant to an available exemption from the registration requirements of applicable state securities laws, in any case, upon delivery to the Trustee and/or the Issuer (or any designated agent of either of the foregoing) of an Investor Letter and, if requested by the Trustee and/or the Issuer, an opinion (which may be an opinion of in-house counsel) confirming the availability of such exemptions to any such Sale in form and substance satisfactory to the Trustee and/or the Issuer, as the case may be; or

                        (z) in the United States of America to a transferee to
                  whom such Sale is being made in reliance on Rule 144 under the Act and to whom such Sale is being made pursuant to an available exemption from the registration requirements of all applicable state securities laws, upon delivery to the Trustee and the Issuer (or any designated agent of either of the foregoing) of an Investor letter and, if requested by the Trustee and/or the Issuer, an opinion (which may be an opinion of in-house counsel) confirming the availability of such exemptions to any such Sale in form and substance satisfactory to the Trustee and/or the Issuer, as the case may be, and in any event, the Note Registrar and Transfer Agent shall have received, prior to the date of any such proposed Sale, a written instrument of Sale executed by the transferring Noteholder and the Trustee.

            (c) Without limiting in any way Section 6.09, Section 6.10 or any other Section of the Agreement, the following restrictions shall apply to all Sales of the Series 1997-A Notes (whether such Sale is the initial issuance on the Series Closing Date or a subsequent sale on any other date):

                  (i) The Series 1997-A Notes shall bear a legend regarding the restrictions on transfer as set forth herein which shall be in substantially the forms set forth in the form of the Series 1997-A Notes attached hereto as Exhibit A.

                  (ii) Such Series 1997-A Note shall not be Sold to any Person in respect of which the purchase or holding thereof would constitute a "prohibited transaction" under ERISA or Section 4975 of the Internal Revenue Code, and each prospective purchaser shall be required to make certain representations with respect thereto as set forth in the Note Purchase Agreement.

                  (iii) Each Holder of any Series 1997-A Notes will notify any prospective purchaser, pledgee or other transferee of any Series 1997-A Notes from such Holder of the transfer restrictions referred to in this Section 2.02(c) and in Section 6.10 of the Agreement.

            (d) The Issuer shall make available to any selling Holder of Series 1997-A Notes and any prospective transferee of such Series 1997-A Notes such information as is required under Rule 144A(d)(4) under the Act in connection with the resale of any such Series 1997-A Notes, promptly after the same is requested.

            (e) Upon the confirmation by each of the Rating Agencies rating the Series 1997-A Notes that such ratings would not be reduced or withdrawn as a result of the following, the Issuer may issue additional Classes of Notes to be secured by the Series Pledged Assets (which Classes of Notes shall be subordinate to the Series 1997-A Notes to the same extent (without giving effect to the issuance of such new Class of Notes) as the Issuer Interest) upon the delivery to the Trustee and the Issuer of a supplement hereto setting forth the relative designations and rights and remedies of such Classes, a Tax Opinion, an opinion of counsel, in form and substance reasonably satisfactory to the Trustee, the Control Party and the Issuer, confirming that such issuance would not impair or adversely effect the Series 1997-A Noteholders, and such other opinions of counsel as the Trustee and/or the Issuer shall request, in each case, in form and substance reasonably satisfactory to the Trustee and the Issuer. Each such new Class issued by the Issuer, and authenticated and delivered by the Trustee, pursuant to an Order related thereto and such supplement hereto would be subject to all of the terms and provisions hereof, of the Agreement and of any such supplement hereto; provided, that in the event any terms or provisions of any such supplement hereto entered into in connection with any such subdivision of the Issuer Interest shall in any way conflict with the terms or the intent hereof or of the Agreement, the terms of this Supplement or the Agreement, respectively, shall govern. Any Series 1997-A Notes issued in substitution for the Issuer Interest shall be issued only to the Issuer which can then Sell any or all of them in accordance with the terms hereof and of
Section 6.10 of the Agreement.

            (f) Notwithstanding anything contained herein to the contrary, the Issuer shall not transfer any interest in the Issuer Interest except (x) for fair consideration (as determined in the reasonable judgment of the Seller in its capacity as the Designated Manager of the Issuer), (y) upon not less than five (5) Business Days' prior written notice to each of the Rating Agencies then rating any of the Series 1997-A Notes and (z) in respect of which transfer, the Issuer shall have delivered to each such Rating Agency an opinion of counsel in form and substance reasonably satisfactory to each such Rating Agency confirming the nature of the transfer of the Series Receivables by the Seller to the Issuer as being absolute transfers. It is expressly understood that, if the Issuer satisfies the foregoing conditions, the Issuer shall be allowed to sell its interest in the Issuer Interest notwithstanding anything contained herein or in the Agreement to the contrary.

                                   ARTICLE III
               GRANT OF SECURITY INTEREST; ISSUER REPRESENTATIONS
                                 AND WARRANTIES

            SECTION 3.01. Grant of Security Interest in Series Pledged Assets.
(a) In order to secure payment of the amounts due under the Series 1997-A Notes and the fees and expenses due and payable to the Trustee hereunder, the Issuer hereby grants a first priority security interest in and against all of the Issuer's right, title and interest in and to the Series Receivables and the other Series Pledged Assets to the Trustee, for its benefit and the benefit of the Holders of the Series 1997-A Notes.

            (b) Such grant of a security interest shall not be deemed to constitute, nor is it intended to result in, an assumption by the Trustee or any Holder of any Series 1997-A Note of any obligation of the Claimant, the Company, the Seller, the Issuer or any other Person in connection with the Series Receivables or under any Settlement Agreement relating to the Series Receivables, any Settlement Purchase Agreement relating to the Series Receivables or the Seller Purchase Agreement or the Issuer Purchase Agreement or under any agreement or instrument relating to any of the foregoing, including, without limitation, any obligation to any Claimant.

            SECTION 3.02. Acceptance by Trustee. The Trustee hereby acknowledges its acceptance on behalf of the Holders of the Series 1997-A Notes of a security interest in and against all of the Issuer's rights, title and interests in and to the Series Receivables and the Series Pledged Assets, now existing and hereafter created and declares that it shall maintain such security interest, for the benefit of such Noteholders.

            SECTION 3.03. Representations and Warranties of the Issuer Relating to the Series Pledged Assets. The Issuer hereby represents and warrants to the Trustee and each of the Noteholders as of the Series Closing Date and as of the Subsequent Funding Date in respect of Series 1997-A, that with respect to each such Series Receivable pledged to the Trustee for the benefit of the Noteholders on the Series Cut-Off Date:

            (a) Such Series Receivable is an Eligible Receivable.

            (b) To the best of the Issuer's knowledge, such Series Receivable is the legal, valid and binding obligation of each Obligor related thereto, which obligation is, in each case, enforceable against each such Person in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, reorganization, insolvency, moratorium or other similar laws affecting creditors' rights generally, now or hereafter in effect, and except as such enforceability may be limited by general principles of equity.

            (c) The assignment of the related Claimant's right to receive payments under such Series Receivable does not contravene or conflict with any applicable law, rule or regulation or any contractual or other restriction, limitation or encumbrance, which, in any case, would materially impair the enforceability of such assignment as against the creditors or any debtor-in-possession, bankruptcy trustee, receiver or other similar Person of or for such Claimant.

            (d) To the best of the Issuer's knowledge, such Series Receivable has not, nor has any document in the related Receivable Package, been satisfied, subordinated or rescinded.

            (e) Such Series Receivable is unrelated to any Annuity Provider which on the Series Closing Date therefor is, or Claimant which as of the Series Cut-Off Date was, the subject of an Insolvency Event (as determined without giving effect to the thirty (30) day grace period for involuntary proceedings), unless, with respect to a Claimant which was the subject of such an event, the bankruptcy court having jurisdiction over such Claimant had approved the sale of such Series Receivable to the Company.

            (f) The Claimant thereof was, at the time of the sale of such Series Receivable to the Company pursuant to the Settlement Purchase Agreement, (x) a resident of a state (other than a Prohibited State) in the United States of America and (y) of the age of majority in such state.

            (g) Such Series Receivable has no related guaranty, letter of credit providing support therefor, or collateral security therefor, other than any guaranty, letter of credit or collateral security that has been assigned by the Claimant to the Company, by the Company to the Seller and by the Seller to the Issuer.

            (h) The Back-Up Servicer has received a Receivables Package which is complete in all material respects with respect to such Series Receivable.

            (i) To the best of the Issuer's knowledge:

                  (x) the Annuity Contract relating to such Series Receivable has been duly authorized and issued and constitutes the legal, valid and binding obligation of the Annuity Provider and is not subject to defense, rescission, reduction, set-off or other defenses;

                  (y) the Settlement Agreement under which such Series
            Receivable arises has been duly executed by all parties thereto and constitutes the legal, valid and binding obligation of such parties

            (except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally or general principals of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law)) and is not subject to defense, rescission, reduction, set-off or other defenses; provided that only such portion of such Receivable which is subject to such defense, rescission, reduction, set-off or other defense shall be deemed to violate this clause (y); and

                  (z) neither such Annuity Contract nor the Settlement Agreement contravenes in any material respect any Requirement of Law applicable thereto.

            (j) Neither the transfer of such Series Receivable from the Seller to the Issuer, nor the grant of a security interest in such Series Receivables to the Trustee for the benefit of the

Noteholders, would cause an Event of Default or a Potential Event of Default to occur, nor would it cause a default under the Revolving Credit Facility.

            (k) The Issuer has taken and completed all actions required to protect and perfect the Trustee's and the Noteholders' interest and priority in such Series Receivable under the UCC and other applicable law as against the creditors or any trustee(s) in bankruptcy of or for the Claimant thereon, the Company, the Seller, and the Issuer.

            (l) The total purchase price to have been paid by the Company to the Claimant for such Series Receivable under the applicable Settlement Purchase Agreement has been paid in full and all obligations of the Company to fully effectuate the purchase of such Receivable pursuant to the Settlement Purchase Agreement have been fully performed by the Company (it being understood and agreed that the Company may have a continuing obligation to remit Split Payments to such Claimant from time to time, but such obligation alone shall not render the foregoing incorrect).

            (m) All of the applicable Eligible Receivable Purchase Procedures have been completed in all material respects with respect to such Series Receivables.

            (n) No effective financing statement or other instrument similar in effect that covers all or part of any such Series Receivable or any other Series Pledged Assets relating thereto is on file in any recording office except (i) such as may be filed in favor of the Company in accordance with the Settlement Purchase Agreement, (ii) such as shall be filed by the Seller against the Company (and which shall be assigned to the Trustee) pursuant to the Seller Purchase Agreement, (iii) such as shall be filed by the Issuer against the Seller (and which shall be assigned to the Trustee) pursuant to the Issuer Purchase Agreement, (iv) such as shall be filed in favor of the Trustee, for the benefit of the Noteholders, in accordance with the Agreement and this

Supplement, (v) such as shall be filed in favor of the Agent against the Seller under the Revolving Credit Facility to the extent the Intercreditor Agreement remains in full force and effect, and (v) filings in respect of which duly executed UCC-3 termination statements or releases effective to terminate such filing against the Pledged Assets shall have been delivered to the Trustee.

            The representations and warranties made pursuant to this Section
3.03 as of each Series Cut-Off Date in respect of Series 1997-A shall survive such Series Cut-Off Date. Upon discovery by the Issuer, any Master Servicer, the Back-Up Servicer or the Trustee of a material breach of any of the foregoing representations and warranties, the party discovering such breach shall give prompt written notice to the other parties hereto. The Trustee's obligations in respect of any such breach are limited as provided in Article XI of the Agreement, including, without limitation, Section 11.02(g) of the Agreement.

            SECTION 3.04. Full Disclosure. All written factual information heretofore furnished by either of the Master Servicer and the Issuer to the Trustee and the Noteholders (including, without limitation, the Confidential Private Placement Memorandum dated September 28, 1997 (the "PPM") but specifically excluding any earlier draft of the PPM including the Preliminary Confidential Placement Memorandum (the "Preliminary PPM") dated as of August

29, 1997 for the purposes of or in connection with this Agreement and the offer and sale of the Notes was true and correct in all material respects and did not fail to state any material fact or statement which would make any such information materially misleading in light of the circumstances in which any such disclosure was made, in either case, on the date as of which such information was stated or certified and remains true and correct in all material respects as of the Closing Date.

                                   ARTICLE IV
          COMPENSATION OF MASTER SERVICER, BACK-UP SERVICER AND TRUSTEE

            SECTION 4.01. Compensation of the Master Servicer, the Back-up Servicer and the Trustee. (a) The Master Servicing Fee, the Back-up Servicing Fee and the Trustee Fee, in each case, in respect of Series 1997-A, shall be payable to the Master Servicer, the Back-up Servicer and the Trustee, respectively, in arrears, on each Payment Date in respect of any Collection Period (or portion thereof during which the Series 1997-A Notes are outstanding). Such fees shall be payable to the Master Servicer, the Back-up Servicer and the Trustee solely to the extent amounts are available for distribution pursuant to Sections 6.03 or 6.02(c). In the event that there are insufficient amounts available for distribution to facilitate the payment in full of all such fees owing in respect of such Payment Date, such available amounts shall be distributed to the Master Servicer, the Back-up Servicer and the Trustee, ratably, in accordance with the relation that the Master Servicing Fee, the Back-up Servicer Fee or the Trustee Fee, as applicable, owing on such Payment Date bears to the sum of all such fees owing on such date.

            SECTION 4.02. Successor Master Servicer. Each successor to the

Master Servicer appointed under or with respect to this Supplement shall be deemed bound by the terms of the Agreement, this Supplement and each of the other Operative Documents relating to Series 1997-A to which the Master Servicer is a party or is subject.

                                    ARTICLE V
                         CONDITIONS TO ISSUANCE OF NOTES

            SECTION 5.01 Conditions to Issuance. The Issuer will not execute, nor will the Trustee authenticate or deliver, any Series 1997-1 Notes to be issued hereunder on the Series Closing Date for Series 1997-A unless:

            (a) the Trustee and the Placement Agent shall have received written certification from the Issuer that the Agreement, this Supplement, the Issuer Purchase Agreement, the Seller Purchase Agreement, the Note Purchase Agreement, the Intercreditor Agreement and Lock-Box Notices with respect to all of the then-existing Lock-Box Accounts and the lock-boxes relating thereto shall have been fully executed and shall have become effective and continue to be effective on or concurrently with the Series Closing Date for Series 1997-A;

            (b) the Trustee and the Placement Agent shall have received written certification from the Issuer that all conditions to the issuance of the Series 1997-A Notes under Section 6.09 of the Agreement shall have been satisfied;

            (c) the Trustee and the Placement Agent shall have received original copies of the Opinions of Counsel identified on Schedule II hereto, in each case, in form and substance and from such counsel as shall be satisfactory to it;

            (d) on the Series Closing Date for the Series 1997-A Notes, the Trustee and the Placement Agent shall have received written confirmation from Duff & Phelps and Moody's that the Series 1997-A Notes shall be rated at least "A" by Duff & Phelps and at least "A2" by Moody's;

            (e) the Trustee shall have received written certification from the Placement Agent that (i) the Placement Agent shall have received fully-executed copies of all of the instruments, documents and agreements identified on the list of closing documents set forth as Schedule II hereto and (ii) that the Placement Agent has not made any public solicitations or public offers (in each case, within the meaning of the Act) in connection with its placement of the Series 1997-A Notes; and

            (f) the Trustee shall have received written confirmation from the Placement Agent that the Placement Agent shall have received its placement agent fee (such fee to be determined in accordance with, and set forth in, a separate letter agreement between the Placement Agent and the Company).

                                   ARTICLE VI

              RIGHTS AND OBLIGATIONS OF SERIES 1997-A NOTEHOLDERS;
                    ALLOCATION AND APPLICATION OF COLLECTIONS

            SECTION 6.01. Creation of the Series Accounts for Series 1997-A. (a) On or prior to the Series Closing Date, the Issuer and/or Master Servicer, shall establish and maintain with an Eligible Institution, in the name of the Trustee, on behalf of the Trustee. the 1997-A Noteholders, the Back-up Servicer, the Collateral Trustee and the Master Servicer, the following segregated bank accounts: (i) an interest bearing account (the "Series Collection Account") to be identified as the "Series 1997-A Collection Account for J.G. Wentworth Receivables III LLC," (ii) an interest bearing account (the "Series 1997-A Reserve Account") to be identified as the "Series 1997-A Reserve Account for J.G. Wentworth Receivables III LLC," (iii) an interest bearing account (the "Series Payment Account") to be identified as the "Series 1997-A Payment Account for J.G. Wentworth Receivables III LLC", (iv) an interest bearing account (the "Series 1997-A Funding Account") to be identified as the "Series 1997-A Funding Account for J.G. Wentworth Receivables III LLC", and (v) an interest bearing account (the "Investment Proceeds Account") (the Series Collection Account, the Series 1997-A Reserve Account, the Series Payment Account, the Series 1997-A Funding Account and the Investment Proceeds Account being referred to hereinafter with respect to Series 1997-A, collectively, as the "Series Accounts").

            (b) Out of the proceeds of the issuance and sale of the Series 1997-A Notes, the Issuer and/or the Master Servicer shall instruct the Trustee, prior to making any payments thereof to the Issuer, (i) to deposit to the Series 1997-A Funding Account an amount equal to $34,435,838, and (ii) to deposit to the Series 1997-A Reserve Account an amount equal to one percent (1.0%) of the Original Aggregate Discounted Receivables Balance of the Series Receivables as of the Series Closing Date.

            (c) At the written direction of Wentworth (which may be a standing order), funds on deposit in the Series Collection Account, the Series 1997-A Reserve Account, the Series 1997-A Funding Account and the Investment Proceeds Account shall be invested by the Trustee in Eligible Investments selected by Wentworth (or, if not so instructed, then held by the Trustee on deposit in such account). All such Eligible Investments shall be held by the Trustee for the benefit of Series 1997-A. All interest and other investment earnings and interest (net of losses and investment expenses, the "Investment Proceeds") on funds on deposit in the Series Accounts shall upon receipt thereof be deposited in the Investment Proceeds Account and be distributed therefrom in accordance with Sections 6.02(c). Neither funds deposited in the Series Payment Account nor funds deposited to any other Series Account on the Business Day prior to the Payment Date shall be required to be invested overnight. Any direction by Wentworth to invest funds on deposit in any applicable Series Account in accordance with this Section shall be in writing (which may be a standing instruction) and shall certify that the requested investment is an Eligible Investment which matures (and the proceeds of which are distributable to the Trustee) no later than the Business Day immediately preceding the next Payment Date.


            (d) Subject to the terms of the Intercreditor Agreement and the Agreement, the Master Servicer (together with the Company and the other Applicable Master Servicers) shall have the power to instruct the Collateral Trustee (but only to the extent that such instructions are in accordance with the requirements of the Agreement and this Supplement) in accordance with
Section 3.01(c) of the Agreement, to make withdrawals from the Master Collection Account and to transfer such amounts to the Series Collection Account (or, with respect to amounts not constituting Series Pledged Assets, to such other account as shall be specified to the Trustee) and, with respect to any Split Payments therein, to the Split Payment Account, which instructions shall be given daily by delivery of the Daily Report. The Master Servicer shall also have the power to instruct the Trustee (but only to the extent that such instructions are in accordance with the requirements of the Agreement and this Supplement) to make withdrawals, (x) from the Series Collection Account and the Series 1997-A Reserve Account on the Business Day preceding each Payment Date and to transfer such amounts to the Series Payment Account, which directions shall be set forth in the Monthly Report, (y) on each Payment Date from the Investment Proceeds Account and to pay such amounts to the Persons specified in Section 6.02(c) in accordance the directions set forth in the Monthly Report, and (z) on each Payment Date from the Series Payment Account and to pay such amounts to the Person entitled thereto pursuant to Section 6.03 and in accordance with the directions set forth in the Monthly Report. If so requested by the Control Party at any time after the occurrence and during the continuance of a Servicer Default with respect to Series 1997-A (with a copy of such request sent to the Trustee), the Paying Agent shall cease to follow the direction of the Master Servicer and shall instead rely on the directions of the Back-up Servicer.

            (e) At the written direction of the Issuer and/or the Master Servicer, funds on deposit in the Series 1997-A Funding Account may be paid to the Seller in consideration of the Issuer's purchase of Additional Series 1997-A Receivables from the Seller; provided, that the Trustee shall not release any such funds in the Series 1997-A Funding Account absent the following conditions:

            (i) The Trustee shall have received a List of Receivables identifying the Additional Series 1997-A Receivables to be so purchased and included in the Series Receivables, which Additional Series 1997-A Receivables shall have an Aggregate Discounted Receivables Balance of not less than 119% of the amount of funds to be released from the Series 1997-A Funding Account;

            (ii) Immediately prior to such release of funds, the Trustee shall have withdrawn from the Series 1997-A Funding Account and deposited into the Series 1997-A Reserve Account the amount, as certified by the Master Servicer, necessary to increase the balance thereof to the Specified Series 1997-A Reserve Balance after giving effect to the purchase of such Additional Series 1997-A Receivables; and

            (iii) The Trustee shall receive Officer's Certificates from each of the Company, the Seller and the Issuer certifying: (i) that the representations and warranties set forth in Section 3.03 are true and correct with respect to the Additional Series 1997-A Receivables; (ii) that no Event of Default or Potential Event of Default has occurred and is continuing; and (iii) that, after giving effect to the Issuer's purchase of Additional Series 1997-A Receivables, the ratio of the Issuer Interest to the Original Aggregate Discounted Receivables Balance (expressed as a percentage) shall not have been reduced below the ratio in effect on the Closing Date.

Funds in the Series 1997-A Funding Account may not be withdrawn except as provided in this Section 6.01(e) and as provided in Sections 6.02(b) and (d).

            SECTION 6.02. Determination of Payment Amounts; Deposits to and Withdrawals from the Series 1997-A Reserve Account and the Series 1997-A Funding Account. (a) On or prior to the Series Determination Date for each month, the Master Servicer shall determine (such determinations to be set forth in the Monthly Report to be delivered to the Trustee on each such Series Determination
Date) the amount of Collections and Investment Proceeds, in each case, for the immediately preceding Collection Period, the amounts required to be paid or deposited pursuant to Section 6.03 to the Persons listed therein or to the Series 1997-A Reserve Account, as applicable, and, to the extent applicable, the amounts to be withdrawn from the Series 1997-A Reserve Account and the Investment Proceeds Account in respect of the following Payment Date. The Master Servicer (or, in accordance with Section 6.01(d), the Back-up Servicer) shall instruct the Paying Agent to make the appropriate transfers from the Series Collection Account and the Series 1997-A Reserve Account to the Series Payment Account and from the Investment Proceeds Account, in each case, to facilitate making the payments required pursuant to Sections 6.02(c) and

6.03 by the close of business on the Business Day immediately preceding the Payment Date following such Series Determination Date.

            (b) As described in Section 6.01(b), the Trustee (or the Initial Master Servicer on behalf of the Trustee) shall deposit funds in the amount of the Specified Series 1997-A Reserve Balance in the Series 1997-A Reserve Account out of the initial proceeds received by it from the initial sale of the Series 1997-A Notes. In addition, as described in Section 6.01(e), to the extent that funds deposited in the Series 1997-A Funding Account are used by the Issuer to purchase Additional Series 1997-A Receivables, the Trustee (or the Initial Master Servicer on behalf of the Trustee) shall deposit funds from the Series 1997-A Funding Account into the Series 1997-A Reserve Account on the date of any such purchase to the extent that the balance of the Series 1997-A Reserve Account is less than the Specified Series 1997-A Reserve Balance (after giving effect to such purchase of Additional Series 1997-A Receivables), in order to increase the balance thereof, to the Specified Series 1997-A Reserve Balance. In addition, pursuant to Section 6.03, funds (to the extent available pursuant to and in accordance with such Section 6.03) shall be deposited to the Series 1997-A Reserve Account on each Payment Date occurring prior to the Projected Note Repayment Date to the extent that the balance thereof is less than the Specified Series 1997-A Reserve Balance to increase the balance thereof to the

Specified Series 1997-A Reserve Balance. Funds in the following amounts (and to be used for the payment of such amounts) may be withdrawn from such account on the Business Day immediately preceding each Payment Date and deposited into the Series Payment Account for distribution on the succeeding Payment Date as set forth in Section 6.03: (i) to the extent Collections and other amounts received by the Trustee or the Issuer (and remitted to the Trustee as required hereunder and under the Agreement), in each case, with respect to Series 1997-A during the immediately preceding Collection Period are less than the sum of (x) the aggregate amount of the Master Servicing Fee (to the extent the Master Servicer is not an Affiliated Entity), the Trustee Fee, the Back-up Servicing Fee and the Series 1997-A Interest Distribution Amount payable in respect of such Collection Period and (y) with respect to any Payment Date occurring after the Projected Note Repayment Date, the Aggregate Principal Balance of the Series 1997-A Notes, the amount of such deficiency; and (ii) to the extent that the balance of the Series 1997-A Reserve Account would exceed the Specified Series 1997-A Reserve Balance (as such amounts are calculated after giving effect to all withdrawals, deposits and payments required to be made on such Payment Date), the amount of such excess. On the first Payment Date to occur after the Collection Date with respect to the Series 1997-A Notes, all amounts in the Series 1997-A Reserve Account shall be remitted to the Issuer.

            (c) As described in Section 6.01(c), all Investment Proceeds with respect to the Series Accounts shall be deposited into the Investment Proceeds Account. On each Payment Date, the amount of such Investment Proceeds received during the immediately preceding Collection Period shall be distributed to the Persons set forth in clauses (i) through (iv) of Section 6.03(a) to the extent insufficient funds in the Series Payment Account exist to pay the amounts owing to such Persons on such Payment Date, and otherwise all such excess Investment Proceeds with respect to such Collection Period shall be distributed to the Issuer on such date.

            (d) As described in Section 6.01(b), the Trustee (or the Initial Master Servicer on behalf of the Trustee) shall deposit funds in the amount of $34,435,838 in the Series 1997-A

Funding Account out of the initial proceeds received by it from the initial sale of the Series 1997-A Notes. All funds on deposit in the Series 1997-A Funding Account on the Business Day immediately preceding the first Payment Date after the Series Closing Date shall be withdrawn therefrom and deposited to the Series Payment Account for distribution on the first Payment Date after the Series Closing Date as set forth in Section 6.03.

            SECTION 6.03. Distributions. (a) On each Payment Date (and, to the extent set forth in clause (ii) below, on October 15, 1997), the Paying Agent shall, in accordance with the Master Servicer's (or the Back-up Servicer's, as applicable) instructions (a copy of which shall be delivered to the Trustee (if other than the Paying Agent)), distribute the funds on deposit in the Series Payment Account (or, to the extent provided, in the Investment Proceeds Account) in payment of the following amounts in the following order of priority:


      (i) to following amounts to the following parties, pari passu:

            a) to the Trustee, the Trustee Fee in respect of the immediately preceding Collection Period;

            b) to the Master Servicer (if other than an Affiliated Entity), the Master Servicing Fee in respect of the immediately preceding Collection Period; and

            c) to the Back-up Servicer (or to the Trustee to facilitate the payment by the Trustee of the Back-up Servicer as provided in the Back-up Servicing Agreement), the Back-up Servicing Fee in respect of the immediately preceding Collection Period;

      (ii) to the Series 1997-A Noteholders, the Series 1997-A Interest Distribution Amount in respect of such Payment Date, plus, on October 15, 1997, an amount of principal on the Series 1997-A Notes equal to all funds on deposit in the Series 1997-A Funding Account on the Business Day immediately preceding such date;

      (iii) prior to the first Payment Date occurring on or after the Projected Note Repayment Date, to the Series 1997-A Reserve Account to the extent such funds are required to increase the balance thereof to the Specified Series 1997-A Reserve Balance;

      (iv) to the Master Servicer (if an Affiliated Entity), the Master Servicing Fee in respect to the immediately preceding Collection Period;

      (v) unless (a) the Trustee shall have received written notice of an Overcollateralization Shortfall, which Overcollateralization Shortfall is still in existence as of such Payment Date or (b) there has occurred any Event of Default upon which occurrence the principal and interest of the Series 1997-A Notes shall have automatically become or have been declared to be due and payable, to the Issuer, the Issuer Return Amount in respect of the immediately preceding Collection Period;

      (vi) to the Series 1997-A Noteholders an amount equal to the lesser of (x) any remaining amounts available for distribution on such date after payment of items (i) through (v) above and (y) the Aggregate Principal Balance of the Series 1997-A Notes at such time;

      (vii) ratably to the Master Servicer (if other than an Affiliated Entity), the Back-up Servicer, the Trustee and the Series 1997-A Noteholders, any and all other amounts then owing to such Persons hereunder (including, without limitation, any indemnities); and

      (viii) to the Issuer, all remaining amounts available for distribution on such date after payment in full of items (i) through (vii) above (other than amounts in the Series 1997-A Reserve Account or the Investment Proceeds Account).


            (b) Notwithstanding any provision to the contrary herein, if at any time after any payment to any Series 1997-A Noteholder, the Trustee, the Master Servicer (if other than an Affiliated Entity) or the Back-up Servicer made pursuant to this Section 6.03, such payment is rescinded or must otherwise be returned for any reason, effective upon such rescission or return such payment shall automatically be deemed, as between such Series 1997-A Noteholder, the Trustee, such Master Servicer or the Back-up Servicer, as the case may be, and the Issuer and the Master Servicer (if an Affiliated Entity), never to have occurred, and the Issuer and/or such Master Servicer shall be required, to the extent it received any amounts under this Section 6.03 of a lower priority then such rescinded or returned payment, to pay to the Person from whom such returned or rescinded payment was recovered, an amount equal to such rescinded or returned payment.

            (c) Distributions to Series 1997-A Noteholders hereunder shall be made by wire transfer to each Series 1997-A Noteholder to such account as may be designated in writing, received by the Paying Agent at least fifteen (15) Business Days prior to the applicable Payment Date, by each Series 1997-A Noteholder without presentation or surrender of any Series 1997-A Note or the making of any notation thereon. Any designation by a Series 1997-A Noteholder of an account for receipt of wire transfers pursuant to the preceding sentence may be a standing instruction, effective with respect to the applicable Payment Date and each Payment Date thereafter until revoked. In the absence of such timely wire transfer instructions, payment will be made by check to the address of record of the Series 1997-A Noteholder. All other payments will be made in accordance with the Agreement or as otherwise may be agreed upon by the Paying Agent and such other Person entitled to payment thereon.

                                   ARTICLE VII
                            STATEMENTS TO NOTEHOLDERS

            SECTION 7.01. Statements to Noteholders. (a) By 1:00 P.M. (New York City time) on each Business Day, the Master Servicer shall deliver to the Trustee and the Collateral Trustee a Daily Report for Series 1997-A, in substantially the form attached hereto as Exhibit C, for the second preceding Business Day.

            (b) Promptly following receipt by the Trustee (which shall deliver a copy thereof to the Paying Agent if the Paying Agent does not receive a copy directly from the Master Servicer) of each Monthly Report for Series 1997-A for each Payment Date, such Monthly Report to be in substantially the form attached hereto as Exhibit D, the Paying Agent, on behalf of the Trustee, shall forward a copy thereof to each Series 1997-A Noteholder and the Rating Agencies.

            (c) On or before March 31 of each calendar year (or such earlier time as may be required by the Internal Revenue Code), beginning March 31, 1998, the Issuer, will furnish to the Paying Agent (unless, in either case, a tax authority of competent jurisdiction requires delivery of a different report) a Form 1099 for each Person that was a Series 1997-A Noteholder during the preceding fiscal year of the Issuer, or such other applicable information statement for each Person that was a Series 1997-A Noteholder during the preceding fiscal year of the Issuer, together with such other customary information as is necessary to enable the Series 1997-A Noteholders to prepare their tax returns. Promptly following its receipt thereof, the Paying Agent, on behalf of the Trustee, shall forward a copy thereof to each such Noteholder.

            (d) Promptly following receipt by the Trustee of each certificate furnished to the Trustee pursuant to Section 3.06 of the Agreement, the Paying Agent, on behalf of the Trustee, shall forward a copy thereof to each Series 1997-A Noteholder and to each Rating Agency then rating the Series 1997-A Notes.

                                  ARTICLE VIII
                            SERIES EVENTS OF DEFAULT

            SECTION 8.01. Series Events of Default. If any one of the following (each, a "Series Event of Default") shall occur:

            (a) (i) there shall be a failure to pay in full the Series 1997-A Interest Distribution Amount for any three consecutive Payment Dates, or
      (ii) the Aggregate Principal Balance of the Series 1997-A Notes shall not have been repaid in full on or prior to July 15, 2012; or

            (b) any failure by the Issuer, the Seller or the Company to make any payment, transfer or deposit or remit any funds, or, if applicable, to give instructions or notice to the Trustee or the Paying Agent to make such payment, transfer or deposit or remit any funds, in each case, when required to do so and such failure remains unremedied for two (2) Business Days after the Issuer, the Seller or the Company, as applicable, was required to make such payment, deposit or remittance or give such instruction; or

            (c) any failure by the Issuer, the Seller or the Company duly to observe or perform in any material respect any other covenant or agreement of the Issuer, the Seller or the Company set forth in any of the Agreement, this Supplement, the Issuer Purchase Agreement, the Seller Purchase Agreement, the Note Purchase

      Agreement, any other Operative Document relating to Series 1997-A, any other instrument, agreement or document related to any Series 1997-A Note or to any of the foregoing, which failure (x) continues unremedied for thirty (30) days after the earlier of (i) the date upon which a Responsible Officer of such breaching party obtained actual knowledge of such failure and (ii) the date upon which written notice of such failure shall have been given to such breaching party by the Trustee, any Noteholder, the Master Servicer, any Control Party or any other Person, and (y) has, or could reasonably be expected in the determination of the Majority Noteholders to have, a Material Adverse Effect with respect to Series 1997-A; or


            (d) any representation, warranty or certification made or deemed to have been made by the Issuer, the Seller or the Company under or in connection with the Agreement, the Supplement, the Issuer Purchaser Agreement, the Seller Purchase Agreement, the Note Purchase Agreement, any other Operative Document relating to Series 1997-A, any other instrument, agreement or document related to any Series 1997-A Note or to any of the foregoing, or in any certificate or information delivered pursuant to or in connection with any of the foregoing (including, without limitation, any certificates delivered by any officer of J.G. Wentworth Structured Settlement Funding Corporation for, and on behalf of, the Company) (either individually and/or in its capacity as a member or manager of the Seller) (either individually and/or in its capacity as a member or manager of the Issuer) in connection with any of the opinions of counsel delivered on the Series Closing Date), shall, in any event, prove to have been incorrect in any material respect when made or deemed to have been made, and such incorrectness (x) continues unremedied for thirty (30) days after the earlier of (i) the date upon which a Responsible Officer of such breaching party obtained actual knowledge of such incorrectness and (ii) the date upon which written notice of such failure shall have been given to such breaching party by the Trustee, any Noteholder, the Master Servicer, any Control Party or any other Person, and (y) has, or could reasonably be expected in the determination of the Majority Noteholders to have, a Material Adverse Effect with respect to Series 1997-A; provided, however, that to the extent that any such untrue representation relates to a Series Receivable, it shall not constitute a Series Event of Default hereunder to the extent the Issuer causes the Seller to repurchase or substitute such Series Receivable as required pursuant to Section 2.06(f) of the Agreement and the Seller shall so repurchase and substitute such Series Receivables as required therein; or

            (e) the Trustee shall cease to have, a valid, perfected and continuing first priority "security interest" (as defined in the UCC of the jurisdiction the law of which governs the perfection of the interest in such Series Pledged Assets created hereunder) in the Series Pledged Assets for Series 1997-A now existing and hereafter arising and the proceeds thereof; provided, that, if such affected Series Pledged Assets constitute 10% or less of the Aggregate Discounted Receivables Balance of all of the Series Pledged Assets, then such circumstance shall not constitute a Series Event of Default if, within fifteen (15) days after learning of any such circumstance, the Issuer shall cause the Seller to repurchase such affected Pledged Assets from the Issuer for a price equal to the Aggregate Discounted Receivables Balance thereof (to be paid in cash to the Trustee's Account) or to contribute (in exchange for such affected Receivables) to the Issuer for inclusion in the Series Pledged Assets, Eligible Receivables in respect of which such circumstance does not exist and having an Aggregate Discounted Principal Balance equal to or in excess of that of the affected Receivables; or


            (f) an Overcollateralization Default shall occur; or

            (g) the Issuer, the Seller, the Company or the Master Servicer (if an Affiliated Entity) shall become, or become controlled by, an "investment company" within the meaning of the Investment Company Act; or

            (h) either (i) the Series 1997-A Notes shall be characterized by the Internal Revenue Service as other than indebtedness of the Issuer for federal income tax purposes or (ii) the Issuer shall become an association taxable as a corporation for federal income tax purposes or shall become a publicly traded partnership within the meaning of Section 7701 of the Internal Revenue Code; or

            (i) any transfer by the Company to the Seller, or by the Seller to the Issuer, of Receivables and Related Property (whether constituting Series Receivables for Series 1997-A or otherwise) thereunder on any date shall cease to create a valid sale, transfer and/or assignment to the Seller and/or the Issuer of all right, title and interest of the Company and/or the Seller, as applicable, in, to and under all such Receivables and Related Property; or

            (j) the Issuer or the Seller shall cease to be an Affiliate of the Company or the Company shall cease to own or control a controlling percentage of the limited liability company interest of the Seller, or the Company (indirectly through the Seller or otherwise) shall cease to own or control a controlling percentage of the limited liability company interests of the Issuer; or

            (k) to the extent that the Master Servicer is an Affiliated Entity, a Servicer Default shall occur which has a material adverse effect on the interests of the Series 1997-A Noteholders under the Agreement, this Supplement, the Issuer Purchase Agreement, the Seller Purchase Agreement, the Note Purchase Agreement or any related instrument or agreement; or

            (l) the Intercreditor Agreement shall be held (by a court having jurisdiction in a final, unappealable decision or order) to be unenforceable in any material respect; or

            (m) either (i) the Back-up Servicing Agreement shall be terminated or (ii) the Back-up Servicer shall breach its obligations thereunder and such breach (x) shall remain unremedied for more than sixty (60) days after notice thereof has been given to the Back-up

      Servicer and (y) has, or could reasonably be expected to have a Material Adverse Effect and, in either of the cases of clause (i) or (ii) above, the Rating Agencies (or any of the them) then rating the Series 1997-A Notes have reduced or withdrawn their ratings of such rated Notes as a result thereof and shall not have, within such sixty (60) day period increased or reinstated such ratings to a level at least equal to the ratings which existed at the time of the occurrence of such event .


then, (i) the Majority Noteholders or (ii) the Trustee (at the direction of the Majority Noteholders), in either case, by notice given in writing to the Issuer and the Master Servicer (and to the Trustee to the extent that such notice is given by the Majority Noteholders) may declare that an Event of Default has occurred with respect to Series 1997-A as of the date of such notice.

            Notwithstanding any provision to the contrary in the Agreement, the Issuer or the Master Servicer on its behalf shall promptly notify the Trustee and the Rating Agencies of the occurrence of any Series Event of Default or any event or circumstance that with the lapse of time or the giving of notice or both would constitute such a Series Event of Default, which notice shall contain a statement from such Person's chief financial officer describing what action the Issuer or the Master Servicer intends to take with respect to such occurrence.

                                   ARTICLE IX
                        ADDITIONAL AGREEMENTS AND RIGHTS
                        OF THE ISSUER AND MASTER SERVICER

            SECTION 9.01. Reporting Requirements.

            (a) Promptly following receipt by the Trustee from the Issuer or the Master Servicer of any of the financial or other reports described in Sections 2.05(i) or 3.04(h) of the Agreement, the Paying Agent, on behalf of the Trustee, shall forward a copy of such financial or other report to each Series 1997-A Noteholder and to each Rating Agency rating any of the Series 1997-A Notes.

            (b) Promptly following any request therefor by the Trustee or the Control Party, each of the Issuer or the Master Servicer, as applicable, will furnish to the Trustee or the Series 1997-A Noteholders, as applicable, such other information, documents, records or reports respecting the Series Receivables, the other Series Pledged Assets or the condition or operations, financial or otherwise, of the Issuer or the Master Servicer as the Trustee, the Control Party or any Rating Agency then rating the Series 1997-A Notes may from time to time reasonably request.

            SECTION 9.02. Indemnification by the Master Servicer. The Master Servicer, if an Affiliated Entity, shall indemnify and hold harmless each of the Trustee, any Series 1997-A Noteholder, or any Affiliate of any of the foregoing (each, an "Indemnified Party") from and against any and all claims, losses and liabilities (including reasonable attorneys' fees) (all of the foregoing being collectively referred to as the "Indemnified Losses") suffered or sustained by reason of any breach by the Master Servicer of its representations and warranties or obligations under the Agreement or this Supplement (it being agreed that the breach of any such representation or warranty by the Master Servicer (to the extent it is an Affiliated Entity), and the indemnification obligations of the Master Servicer (if an Affiliated Entity) resulting therefrom, shall in each case, be determined without giving effect to any limitation on the "knowledge," "best of knowledge" or other similar limitation on the knowledge of the Master Servicer (if an Affiliated Entity) contained in any such representation or warranty), excluding, however, (a) Indemnified Losses to the extent resulting from willful misconduct, bad faith, gross negligence, the reckless disregard by such Indemnified Party of any of his, her or its obligations and duties, (b) recourse (except as otherwise specifically provided in the Agreement or this Supplement) for uncollectible Receivables or (c) any net income taxes or franchise taxes imposed with respect to net income (or any interest or penalties with respect thereto) incurred by such Indemnified Party arising out of or as a result of the Agreement, this Supplement or the interest conveyed thereunder or hereunder in Pledged Assets or in respect of any Receivable or any Contract or the Seller Purchase Agreement or the Issuer Purchase Agreement. In addition, in no event shall "Indemnified Losses" include any consequential, special or punitive damages. Indemnification pursuant to this Section 9.02 shall not be payable from the Pledged Assets. The agreement contained in this Section 9.02 shall survive the collection of all Receivables, the termination of the Agreement and this Supplement and the payment of all amounts otherwise due hereunder.

            SECTION 9.03. Optional Purchase. On any Payment Date occurring on or after the date on which the Aggregate Principal Balance of the Series 1997-A Notes held by non-Affiliated Entities is reduced to an amount equal to or less than 10% of the Original Aggregate Principal Balance of the Series 1997-A Notes, the Issuer shall have the option to purchase the outstanding Series 1997-A Notes at a purchase price equal to the Aggregate Principal Balance thereof, plus all accrued and unpaid interest thereon. The Issuer shall give the Master Servicer and the Trustee at least thirty (30) days prior written notice of the date on which the Issuer intends to exercise such option to purchase. Not later than 1:00 p.m. (New York City time) on the Business Day preceding such Payment Date, the Issuer shall deposit the purchase price into the Trustee's Account in immediately available funds. Such purchase option is subject to payment in full of the purchase price. On the applicable Payment Date, the Paying Agent shall pay to the Series 1997-A Noteholders in accordance with their respective interests therein, the remainder of such purchase price.

            SECTION 9.04. Net Worth of the Issuer. From the Series Closing Date until the Collection Date for the Series 1997-A Notes, the Issuer shall be solvent, maintain a net worth sufficient to carry on its business as then conducted and pay its debts as they generally become due.

            SECTION 9.05. Indemnities by the Issuer. Without limiting any other rights which any of the Indemnified Parties may have hereunder or under applicable law, but without duplication, the Issuer hereby agrees to indemnify each of the Indemnified Parties from and against any and all damages, losses, claims, judgments, liabilities and related costs and expenses, including reasonable attorneys' fees and disbursements, awarded against or incurred by any Indemnified Party relating to or resulting from or in connection with any of the following (all of the foregoing being called the "Issuer Indemnified Losses"), other than any such Issuer Indemnified Loss (x) constituting recourse for Receivables which are uncollectible for credit reasons or (y) which arise solely from the gross negligence or willful misconduct of the affected Indemnified Party:

            (i) the sale or transfer to the Issuer of any Series Receivable which was not at the time of such transfer an Eligible Receivable;

            (ii) reliance on any representation or warranty made in writing by the Issuer (or any of its officers) or by the Seller under or in connection with this Agreement, any "Seller Transfer Report" (as defined in the Issuer Purchase Agreement) or any Monthly Report, or reliance on any other information or report delivered by the Issuer or by the Master Servicer with respect to the Issuer (to the extent based on information provided by the Issuer) pursuant hereto, which shall have been false, incorrect or materially misleading in any respect when made; it being agreed that the incorrectness of any such representation or warranty or the determination that any such representation or warranty was materially misleading, and the indemnification obligations of the Issuer pursuant to this clause (ii) resulting therefrom, shall in each case, be determined without giving effect to any limitation on the "knowledge," "best of knowledge" or other similar limitation on the knowledge of the Issuer contained in any such representation or warranty;

            (iii) the failure by the Issuer to comply with (x) any term, provision or covenant contained in the Agreement, this Supplement, any of the other Operative Documents or any agreement executed in connection with any of the foregoing or (y) any applicable law, rule or regulation with respect to any Receivable, the related Settlement Purchase Agreement or the Related Security, or the nonconformity of any Series Receivable, the related Settlement Purchase Agreement or the Related Security relating thereto with any such applicable law, rule or regulation;

            (iv) the failure to vest and maintain vested in the Trustee, or to transfer to the Trustee, a first priority perfected ownership or security interest in, the Series Receivables and the associated Related Security, free and clear of any Lien (other than as contemplated under the Operative Documents);

            (v) the failure to file, or any delay in filing, financing statements or other similar instruments or documents under the UCC of any applicable jurisdiction or other applicable laws with respect to any Series Receivables and the associated Related Security, whether at the time of the transfer thereof to the Issuer or otherwise;

            (vi) the failure by the Issuer to be duly qualified to do business, to be in good standing or to have filed appropriate fictitious or assumed name registration documents in any jurisdiction;

            (vii) the failure of the Issuer to pay when due any sales taxes or other governmental fees or charges imposed in connection with the transfer of the Series Receivables hereunder;

            (viii) the failure of the Issuer or any of its agents, employees or representatives to remit any Collections received by it in accordance with the terms hereof;

            (ix) the assignment by a Claimant, the Company, the Seller or the Issuer of the rights to Scheduled Payments (or any portion thereof) under a Settlement Purchase Agreement in contravention of an anti-assignment provision in such Settlement Agreement that prohibits the transfer of the rights to such Scheduled Payments (or any portion thereof); and

            (x) any Indemnified Loss arising in connection with a Series Receivable, the underlying Settlement Agreement of which was not the subject of a Qualified Assignment, to the extent such Indemnified Loss would not have been incurred had such Settlement Agreement been the subject of a Qualified Assignment (without regard to whether there may have been a different Annuity Provider had there been a Qualified Assignment and disregarding any rights against any Person which would have been an Assignee had there been a Qualified Assignment).

Subject to Section 10.05, any Issuer Indemnified Losses payable by the Issuer under this Section 9.05 shall, be paid by the Issuer to the requesting Indemnified Party within five (5) Business Days following such Indemnified Party's written demand therefor, setting forth in reasonable detail the basis for such demand. The agreements of the Issuer contained in this Section 9.05 shall survive the Collection Date of the Series 1997-A Notes and the termination of this Supplement. In addition, in no event shall Indemnified Losses include any consequential, special or punitive damages. The provisions of this Section
9.05 shall survive the termination of this Agreement.

                                    ARTICLE X
                                  MISCELLANEOUS

            SECTION 10.01. Ratification of Agreement; Integration. (a) As supplemented by this Supplement, the Agreement is in all respects ratified and confirmed and the Agreement, as so supplemented by this Supplement shall be read, taken and construed as one and the same instrument.

            (b) This Supplement, the Agreement, the Note Purchase Agreement, the Series 1997-A Notes, the Back-up Servicing Agreement, the Intercreditor Agreement and the other Operative Documents and other instruments, documents and agreements relating to Series 1997-A or any of the foregoing set forth the complete agreement of the parties hereto, thereto and the Holders of the Series 1997-A Notes, and shall be deemed to have incorporated and superseded all prior written or oral agreements with respect thereto. Each of the Holders of the Series 1997-A Notes, by its acceptance thereof, hereby acknowledges and agrees that prior to its purchase or other acquisition of such Notes, it has reviewed all of the Operative Documents and has completed such independent due diligence as, in each case, it has deemed relevant in making its investment decision with respect to Series 1997-A.

            SECTION 10.02. Counterparts. This Supplement may be executed in two or more counterparts, each of which so executed shall be deemed to be an original, but all of which shall together constitute but one and the same instrument.

            SECTION 10.03. GOVERNING LAW. THIS SUPPLEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS (AS DISTINGUISHED FROM THE CONFLICTS OF LAW PROVISIONS) OF THE STATE OF DELAWARE, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

            SECTION 10.04. Amendments and Waivers. Notwithstanding anything contained in Section 13.01 of the Agreement:

            (a) without the prior consent of all of the Series 1997-A Noteholders (other than those held by Affiliated Entities), no amendment or waiver of any term or condition of the Agreement, this Supplement, the Issuer Purchase Agreement, the Seller Purchase Agreement or any other Operative Document relating to Series 1997-A shall be made which has the effect of (i) releasing all or any material portion of the Series Pledged Assets, (ii) waiving any Event of Default or Series Event of Default with respect to Series 1997-A resulting from (A) the occurrence of an Insolvency Event with respect the Issuer, the Seller, the Master Servicer (if an Affiliated Entity) or the Company, or (B) the occurrence of any event described in Section 8.01(a), (d), (e), (f), (g), (h) or (k) of this Supplement, (iii) modifying the definition of "Control Party," "Insolvency Event," or "Majority Noteholders," (iv) modifying any provision of (x)
      Section 6.02, or 6.03 of this Supplement which amendment, waiver or modification would materially adversely affect any such Noteholders, (y) this Section 10.04 or (z) Section 13.01(b) of the Agreement;

            (b) without the prior consent of the Majority Noteholders, no amendment or waiver of any term or condition of (i) the Agreement or this Supplement shall be made which has the effect of modifying so as to render less restrictive any of the definitions of "Defaulted Receivable" or "Eligible Receivable" or any element thereof (but without limitation to the right of any Control Party to exercise its discretion to the extent provided in any such definition) or (ii) the Back-Up Servicing Agreement, except for any amendment or waiver thereof which could not reasonably be expected to have a Material Adverse Effect;

            (c) without the consent of all of the Series 1997-A Noteholders, no amendment or waiver of any term or condition hereof shall be made which has the effect of reducing the Specified Series 1997-A Reserve Balance; and

            (d) (i) it shall be a condition precedent to the effectiveness of any amendment to any of the Operative Documents (other than any amendment to cure any ambiguity or to correct or supplement any provisions herein or therein which may be inconsistent with any other provision herein or therein), that each Rating Agency shall have confirmed in writing that such amendment will not result in a reduction or withdrawal of the rating of the Series 1997-A Notes; and (ii) the Issuer or the Master Servicer shall promptly notify each Rating Agency of (x) any waiver of any term or condition of any Operative Documents and (y) any amendment of the type described in clause (i) which does not require confirmation from the Rating Agencies.

No waiver with respect to any term or condition of the Agreement or this Supplement shall extend to any subsequent or other event, circumstance or default or impair any right consequent thereon except to the extent expressly so waived.

            SECTION 10.05. Limitations on Liability. (a) Notwithstanding any provision to the contrary in this Supplement or the Agreement to the contrary, indemnification payments and other amounts described herein as payable by the Issuer hereunder (including, without limitation, amounts payable pursuant to Section 9.05) shall be payable only from Available Issuer Funds (and, as a result, may be payable from any allocable Pledged Asset only if, to the extent that, and after such Pledged Asset shall have been distributed to the Issuer in accordance with the terms of the Agreement and the Supplements thereto). Unless and until sufficient Available Issuer Funds become available to pay any such amount in accordance with the immediately preceding sentence, such indemnification payments and other amounts shall not be due and payable until a year and a day after the Collection Date for the last then outstanding Series.

            (b) None of the members, managers, officers, employees, agents, stockholders, holders of limited liability company interests, officers or directors of or in the Issuer or the Master Servicer, past, present or future, shall be under any liability to the Trustee, the Series 1997-A Noteholders or any other Person for any action taken or for refraining from the taking of any action in such capacities or otherwise pursuant to the Agreement or this Supplement or for any obligation or covenant under the Agreement or this Supplement, it being understood that, with respect to the Issuer, the Agreement and this Supplement and the obligations created thereunder and hereunder shall be, to the fullest extent permitted under applicable law, solely the limited liability company or corporate obligations of the Issuer or the Master Servicer, as applicable. The Issuer, the Master Servicer and any member, manager, officer, employee, agent, stockholder, holder of limited liability company interest, officer or director of or in the Issuer or the Master Servicer, as applicable, may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person (other than the Issuer or any Affiliate thereof, in the case of the Issuer, or the Master Servicer or any Affiliate thereof, in the case of the Master Servicer) respecting any matters arising hereunder.

            SECTION 10.06. Confidentiality. Except to the extent otherwise required by applicable law or as may be necessary to enforce any rights in respect of any Operative Document, each Series 1997-A Noteholder (other than the initial Series 1997-A Noteholders), by its acceptance of the Series 1997-A Notes held by it, agrees to (a) maintain the confidentiality of the financial terms of the Operative Documents (unless the Issuer shall otherwise consent in writing) and (b) not disclose, deliver or otherwise make available to any third party any non-public information regarding the financial condition, the Credit Policy Manual, any of the other credit and collection policies and procedures or the operations of the Issuer, the Master Servicer, the Seller or the Company that such Series 1997-A Noteholder may obtain pursuant to any Operative Document or in connection with the transactions contemplated thereby (the information described in clauses (a) and (b) above being referred to herein as the "Confidential Information"); provided, however, that such Series 1997-A Noteholder may disclose any Confidential Information and the Operative Documents
(A) to its directors, officers and employees to the extent necessary or desirable in connection with such Holder's investment in the Series 1997-A Notes and to its legal counsel, auditors and accountants, provided they are made aware of the confidential nature of the information and agree to be bound by the provisions hereof, (B) to any rating agency, the National Association of Insurance Commissioner or Governmental Authority, and (C) subject to a written confidentiality agreement for the benefit of the Issuer having terms substantially similar to this Section 10.06, to any assignee or potential assignee of the Series 1997-A Notes held by such Series 1997-A Noteholder; provided, further, however, that such Series 1997-A Noteholder shall have no obligation of confidentiality in respect of any information which may be generally available to the public or becomes available to the public through no fault of such Series 1997-A Noteholder.

            SECTION 10.07. Tax and Usury Treatment. The Issuer, the Master Servicer and the Trustee have entered into this Supplement, and the Series 1997-A Notes will be issued and acquired by the Series 1997-A Noteholders, with the intention that, for federal, state and local income and franchise tax and usury law purposes, the Series 1997-A Notes shall be treated as debt of the Issuer secured by the Series Pledged Assets. Neither the Trustee nor the Issuer shall elect (or cause or permit an election to be made) to be taxed for federal income tax purposes as a corporation or an association taxable as a corporation.

            SECTION 10.08. Section Headings. The Section headings contained in this Supplement are for convenience only and in no way define, limit or describe the scope or intent of any provision or Section of this Supplement.

            SECTION 10.09. Notices. Notices hereunder shall be given in the manner set forth in the Agreement. Notices to the Rating Agencies with respect to this Series 1997-A, whether pursuant to this Supplement, the Agreement or otherwise, shall be sent to the following addresses, (x) if to Duff & Phelps, to Duff & Phelps Credit Rating Co. at 55 East Monroe Street, Suite 3500, Chicago, Illinois 60603, Attn.: Asset-Backed Monitoring, and (y) if to Moody's, to Moody's Investors Service, Inc., 99 Church Street, New York, New York 10007,
Attn.: Alex Dill.

            IN WITNESS WHEREOF, the Issuer, the Master Servicer and the Trustee

have caused this Supplement to be fully executed by their respective officers as of the day and year first above written.

                    J.G. WENTWORTH RECEIVABLES III LLC

                    By: J.G. Wentworth S.S.C. Limited Partnership, as the Designated Manager

                    By: J.G. Structured Settlement Funding Corporation, as its General Partner


                    By:
                       ---------------------------------------
                       Name:
                       Title:

                    J.G. WENTWORTH & COMPANY, INC., as the Initial Master
                    Servicer


                    By:
                       ---------------------------------------
                       Name:
                       Title:

                    PNC BANK, NATIONAL ASSOCIATION (not individually but solely in its capacity as Trustee)


                    By:
                       ---------------------------------------
                       Name:
                       Title: